UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 14, 2010

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California	91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 14, 2010, The Ryland Group, Inc. announced that it amended certain terms of its previously announced offer to purchase for cash (the “Offer”) up to $225 million aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 5.375% Senior Notes due 2012, 6.875% Senior Notes due 2013, and 5.375% Senior Notes due 2015 (the “Notes”) specified in the offer to purchase dated April 1, 2010. The amendments (1) increase the consideration offered for the 5.375% Senior Notes due 2012 (the “2012 Notes”), (2) eliminate the condition that at least $200 million aggregate principal amount of Notes be validly tendered and not validly withdrawn pursuant to the Offer, (3) increase the Aggregate Maximum Tender Amount to $300 million and (4) add a maximum limitation on the 6.875% Senior Notes due 2013 and 5.375% Senior Notes due 2015 that may be purchased pursuant to the Offer. Ryland intends to call for redemption all 2012 Notes not tendered and purchased pursuant to the Offer. A press release announcing the amendment to the Offer is filed as Exhibit 99 hereto.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99               Press release dated April 14, 2010

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 15, 2010	By:	/s/ David L. Fristoe
David L. Fristoe
Senior Vice President, Corporate
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated April 14, 2010